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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-39926 of California Commercial Bankshares on Form S-8 of our report dated January 24, 1997 (March 18, 1997 as to Notes 7 and 13), appearing in this Annual Report on Form 10-K of California Commercial Bankshares for the year ended December 31, 1996.

Deloitte & Touche LLP

Los Angeles, California
March 27, 1997